SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 14, 2003

ZILA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5227 North 7th Street Phoenix, Arizona (Address of Principal Executive Offices)	85014 (Zip Code)

Registrant’s telephone number, including area code	(602) 266-6700

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5. Other Events

On April 14, 2003, Zila, Inc. announced that it would receive $20 million in settlement of a dispute with its former clinical research organization (“CRO”). The former CRO has agreed to pay the $20 million on or before June 30, 2003. The Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description is qualified by reference to such exhibit.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Press release dated April 14, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC., a Delaware corporation

By:/s/ Dr. Douglas Burkett, Ph.D.
Date: April 16, 2003	Douglas D. Burkett, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)